UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 4, 2015

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-10239	91-1912863
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Union Street, Suite 3100 Seattle, Washington	98101-1374
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600
Registrant's Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)    On August 4, 2015, Stephen C. Tobias, a long-time member of the Plum Creek Timber Company, Inc. Board of Directors, submitted his resignation and notified the company that he is retiring from the Board.
(d)    On August 4, 2015, the Board of Directors of Plum Creek Timber Company, Inc. appointed Michelle J. Goldberg to serve as a member of the Board for a term expiring at the annual meeting of stockholders scheduled to take place on May 3, 2016. Ms. Goldberg has been a partner at the venture capital firm of Ignition Partners in Bellevue, Washington for more than 14 years. Ms. Goldberg has not yet been appointed to a committee of the Board. As of the date of this filing, the company is unaware of any information concerning Ms. Goldberg that would require disclosure under Item 404(a) of Regulation S-K, as amended.

Section 9. Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits. The following exhibit is furnished with this report:

Exhibit No.    Description

99.1        Press release of Plum Creek Timber Company, Inc. issued August 6, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ James A. Kraft
James A. Kraft
Senior Vice President, General Counsel and Secretary
DATED: August 6, 2015

PLUM CREEK TIMBER COMPANY, INC.
Exhibit Index

Exhibit No.

99.1	Press release of Plum Creek Timber Company, Inc. issued August 6, 2015.